UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
March 28, 2011

Steadfast Income REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	333-160748 (Commission File Number)	27-0351641 (IRS Employer Identification No.)
18100 Von Karman Avenue, Suite 500
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (949) 852-0700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On March 28, 2011, James M. Kasim notified Steadfast Income REIT, Inc. (the “Company”) of his resignation from his positions as the Chief Financial Officer and Treasurer of the Company, effective as of March 28, 2011 (the “Effective Date”). Mr. Kasim also resigned from his positions as Chief Financial Officer and Treasurer of the Company’s advisor, Steadfast Income Advisor, LLC (the “Advisor”), effective as of the Effective Date.
     Mr. Kasim is currently involved in legal proceedings related to his prior employment. Specifically, Mr. Kasim filed a civil lawsuit against his former employer for wrongful termination and other grounds. The former employer filed a counterclaim against Mr. Kasim seeking damages for breach of fiduciary duty, conversion and breach of contract. On March 17, 2011, a criminal warrant for grand theft was filed against Mr. Kasim in California Superior Court, County of Los Angeles, which alleged that Mr. Kasim took unauthorized compensation while at his former employer. Mr. Kasim denies the allegations contained in the counterclaim to the civil suit and the criminal charge, and has retained legal counsel to vigorously defend the claims against him.
     Mr. Kasim has been placed on administrative leave from all other positions with Steadfast Companies as of the Effective Date. On March 31, 2010, the Company’s board of directors appointed Kevin J. Keating as Treasurer of the Company. Mr. Keating will serve as the principal financial and accounting officer of the Company and as the Acting Chief Accounting Officer for the Advisor.
     Kevin J. Keating, age 48, has served as the corporate controller for Advisor since January 2011 where he has focused primarily on the accounting function and compliance responsibilities for the Company and Advisor. Prior to joining Advisor, Mr. Keating served as Senior Audit Manager with BDO, USA, LLP (formerly BDO Seidman, LLP), an accounting and audit firm, from June 2006 to January 2011. From June 2004 to June 2006, Mr. Keating served as Vice President and Corporate Controller of Endocare, Inc., a medical device manufacturer. Mr. Keating has extensive experience working with public companies and served as an Assistant Controller and Audit Manager for Ernst & Young, LLP from 1988-1999. Mr. Keating holds a Bachelor of Science, Accounting from St. John’s University and is a certified public accountant.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST INCOME REIT, INC.
Date: April 1, 2011	By:	/s/ Rodney F. Emery
Rodney F. Emery
Chief Executive Officer and President